UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     October 31, 2005 (November 10, 2005)

Arbor Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32136	20-0057959

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Earle Ovington Boulevard, Suite 900 Uniondale, New York 11553

(Address of principal executive offices) (Zip Code)
(516) 832-8002

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
SIGNATURE

Arbor Realty Trust, Inc.
Current Report on Form 8-K
Item 1.01 Entry Into a Material Definitive Agreement.
On October 31, 2005, Arbor Realty Trust, Inc. (the “Company), as guarantor, and Arbor Realty SR, Inc., as seller, entered into a $100 million master repurchase agreement with Nomura Credit & Capital, Inc. (the “Repurchase Agreement”). The facility has a term of one-year and bears interest at a spread over LIBOR. Subject to the terms and conditions thereof, the Repurchase Agreement provides for the sale and repurchase of first lien mortgages, commercial mezzanine loans, B-notes, participation interests in the foregoing, and other mutually agreed upon collateral.
The facility requires that the Company satisfy certain financial covenants including minimum net worth, debt-to-equity ratios, and other restrictions and covenants that are normal and customary.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2005	ARBOR REALTY TRUST, INC

	By:	/s/ Paul Elenio

	Name:	Paul Elenio
	Title:	Chief Financial Officer